UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 22, 2021

GoDaddy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36904		46-5769934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

14455 N. Hayden Road	Scottsdale	Arizona	85260
(Address of Principal Executive Offices)			(Zip Code)
(480) 505-8800
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	GDDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01    Entry into a Material Definitive Agreement
Purchase Agreement
On February 22, 2021, Go Daddy Operating Company, LLC and GD Finance Co, Inc. (together, the “Issuers”), each an indirect subsidiary of GoDaddy Inc. (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) by and among the Issuers, certain of the Company’s subsidiaries, as guarantors (the “Guarantors”), and J.P. Morgan Securities LLC, as representative of the initial purchasers named therein (the “Initial Purchasers”), pursuant to which the Issuers have agreed to issue and sell, and the Initial Purchasers have agreed to purchase, $800.0 million aggregate principal amount of 3.500% Senior Notes due 2029 (the “Notes”) in a private placement to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.
The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Issuers and Guarantors, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities.
Certain of the Initial Purchasers and/or their respective affiliates are lenders and/or agents under the Issuers’ existing senior secured credit agreement.
The foregoing description of the Purchase Agreement is only a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Indenture
On February 25, 2021, the Issuers entered into an indenture (the “Indenture”) by and among the Issuers, the Guarantors, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), pursuant to which the Issuers issued $800.0 million aggregate principal amount of the Notes. The Notes bear interest at a rate of 3.500% per annum on the principal amount thereof. Interest on the Notes accrues from February 25, 2021 and is payable semiannually in arrears on March 1 and September 1 of each year, beginning on September 1, 2021. The Notes will mature on March 1, 2029, subject to earlier repurchase or redemption as described below.
The Notes are senior unsecured debt obligations of the Issuers and are initially guaranteed on a senior unsecured basis by the same entities that guarantee obligations under the Issuers’ existing credit facility, including Desert Newco, LLC (“Holdings”) and certain subsidiaries of the Issuers.
Prior to March 1, 2024, the Issuers may redeem the Notes, in whole or in part, at a price equal to 100% of the principal amount thereof, plus a “make-whole” premium and accrued and unpaid interest, if any. On or after March 1, 2024, the Issuers may redeem the Notes, in whole or in part, at specified prices that decline over time, plus accrued and unpaid interest, if any. In addition, the Issuers may use the net cash proceeds of one or more equity offerings to redeem up to 40% of the aggregate principal amount of Notes prior to March 1, 2024 at a price equal to 103.500% of the principal amount thereof, plus accrued and unpaid interest, if any. Upon the occurrence of a change of control triggering event, as defined in the Indenture, the holders of the Notes may require the Issuers to repurchase their Notes for a cash purchase price equal to 101% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest, if any.
The Indenture contains covenants that, among other things, limit the ability of Holdings, the Issuers and their restricted subsidiaries (as defined in the Indenture) to:
•create certain liens on their assets, and
•consolidate or merge with, or convey, transfer or lease all or substantially all of Holdings’ and its subsidiaries’ assets, taken as a whole, to another person.
These covenants are subject to a number of important exceptions and qualifications set forth in the Indenture.

The Indenture provides for customary events of default, including, but not limited to, failure to pay principal and interest, failure to comply with covenants, agreements or conditions, and certain events of bankruptcy or insolvency involving Holdings, the Issuers and their significant subsidiaries. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding Notes under the Indenture will become due and payable immediately without further action or notice. If any other event of default under the Indenture occurs or is continuing, the Trustee or holders of at least 30% in aggregate principal amount of the total outstanding Notes under the Indenture may declare all outstanding Notes to be due and payable immediately.
The Trustee and/or its affiliates are lenders and/or agents under the Issuers’ existing senior secured credit agreement.
The description of the Indenture and the Notes is qualified in its entirety by reference to the text of the Indenture and form of Note, which are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.
Item 8.01    Other Events
On February 22, 2021, the Company issued a press release announcing that the Issuers proposed to offer $800.0 million aggregate principal amount of senior notes. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
On February 22, 2021, the Company issued a press release announcing the pricing of the Issuers’ offering of $800.0 million aggregate principal amount of 3.500% Senior Notes due 2029. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit Number	Exhibit Description
4.1	Indenture, dated as of February 25, 2021, by and among Go Daddy Operating Company, LLC, GD Finance Co, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee
4.2	Form of 3.500% Senior Note due 2029 (included in Exhibit 4.1)
10.1	Purchase Agreement, dated as of February 22, 2021, by and among Go Daddy Operating Company, LLC, GD Finance Co, Inc., the guarantors party thereto and the Initial Purchasers
99.1	Press Release of GoDaddy Inc. Announcing Proposed $800 Million Offering of Senior Notes
99.2	Press Release of GoDaddy Inc. Announcing Pricing of $800 Million Offering of Senior Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GODADDY INC.

Date:	February 26, 2020	/s/ Ray E. Winborne
Ray E. Winborne
Chief Financial Officer